Exhibit 10.39

                             EMPLOYMENT AGREEMENT
                             --------------------

     This Employment Agreement (the AGREEMENT), effective as of November __, 1998, is made and entered into by and between Silver Diner, Inc., a Delaware corporation (the COMPANY), and Ype Von Hengst, a Maryland resident (the EXECUTIVE).

                                   RECITALS

     1. The Company is engaged in the business of operating and franchising diner-style restaurants in the United States operating under the trade name of "Silver Diner" and plans to expand such operations outside of the United States.

     2. The Company has employed the Executive for __ years.

     3. The Company desires to continue to employ the Executive, and the Executive desires to obtain employment with the Company, upon the terms and conditions stated herein.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                  AGREEMENTS

SECTION 1.  EMPLOYMENT

The Company hereby employs the Executive as an Executive Vice-President and Executive Chef, to perform such duties as are reasonably required by such position and such other duties as he may be assigned from time to time by the Company's President. The Executive agrees to devote his full and best efforts and abilities to the Company on a full-time basis. In performing duties hereunder, the Executive will at all times act in a professional, competent and loyal manner, and consistent with the Company's policies and procedures.

SECTION 2.  TERM

The term of this Agreement shall commence on the date hereof, and shall continue until December 31, 2003, unless terminated sooner pursuant to the terms of this Agreement (the TERM). The Term may only be renewed or extended in a writing signed by the President of the Company.

Section 3.  COMPENSATION/BENEFITS

     (A)  BASE SALARY The Executive shall be entitled to an annual base salary,
          -----------
payable in installments, less required legal deductions, and in accordance with the Company's policy governing salary payments to executive employees generally, as it may be amended from time to time by the Company (BASE SALARY). From the effective date of this Agreement through December 31, 1998, the Base Salary shall be payable at the annual rate of $125,000. From January 1, 1999 through December 31, 1999, the Base Salary shall be payable at the annual rate of $150,000. Effective January 1, 2000, the Base Salary shall be the sum of the Base Salary for the immediately preceding period (including all prior increases) plus an amount equal to the excess of (i) the amount determined by multiplying the Base Salary for the immediately preceding period (including all increases) by a fraction the numerator of which is the Consumer Price Index for all urban consumers -- all items (1967 = 100) for the Washington, D.C. - Maryland - Virginia Metropolitan Areas as prepared and published by the Bureau of Labor Statistics of the U.S. Department of Labor (the "CPI") for the comparison month and the denominator of which is the CPI for the base month over (ii) the Base Salary for the immediately preceding period (including all increases). For the purposes of this subsection, the initial base month shall be January 1999 and the initial comparison month shall be the following December 1999. For the second year following the execution of this Agreement and thereafter the base month and comparison month shall be the same month, respectively, during each subsequent year. If the CPI is revised or discontinued during the term of this Agreement, the parties shall devise a formula based on a then-published index of the Bureau of Labor Statistics of the U.S. Department of Labor that will yield a comparable annual increase. In no event, however, shall the Base Salary (as adjusted) be reduced during the term of this Agreement.

     (B) BENEFITS  The Executive shall be entitled to the following benefits
         --------
         during the Term:

         1. Health/Dental Insurance. The Executive shall be entitled to participate in the group health and dental plans offered to the Company's executive employees generally, and as approved by the Company's President, in accordance with the terms of said plans, as they may be modified in the Company's discretion from time to time (MEDICAL BENEFITS). If the Executive elects coverage under said plan(s), the Company shall pay the full cost of family coverage under the plan(s).

         2. Life/Disability Insurance. The Company shall, at no cost to the Executive , provide the Executive with life insurance coverage in the amount of $1,500,000 and disability insurance coverage in the minimum amount of $2,600 per week, subject to usual and customary terms and a 90-day waiting period. If, at any time during the Term, the Executive receives replacement income under the disability insurance coverage, the Company's obligation to pay the Base Salary shall be reduced by the amount of replacement income received by the Executive.


         3. Other Benefits. In addition to existing stock options, the Executive shall be entitled to participate in stock options and bonus plans and to such other benefit plans as customarily made available by the Company to executive employees generally.

     (C) LOAN In consideration of the Executive entering into this Agreement,
         ----
the Company agrees to extend a $100,000 non-recourse loan (the LOAN) to the Executive upon the execution of this Agreement, subject to the Executive's agreement to execute a promissory note in the form attached hereto, and incorporated herein, as Exhibit A (the PROMISSORY NOTE). The Executive agrees to transfer 182,881 shares of his common stock in the Company to the Company under the terms set forth in Exhibit A to secure the Loan (SECURED SHARES). Upon the execution of this Agreement, the Executive agrees to transfer to the Company all stock certificates evidencing ownership of these shares and a stock power separate from certificate.

     (D) LOAN BONUS  During each year of the Term in which the Executive is
         ----------
actually employed by the Company on December 31, beginning December 31, 1999, the Executive shall be entitled to an annual bonus of an amount equal to $20,000 plus accrued and unpaid interest on the Loan (the BONUS). The Bonus shall not be paid to the Executive, but shall be applied by the Company to repay the then outstanding principal and interest under the Loan.

SECTION 4.  EXPENSES

The Company shall reimburse the Executive for all reasonable and necessary business expenses incurred by him in the performance of his duties hereunder, in accordance with its policies and procedures, as they may be amended from time to time and subject to submission of proper documentation of each expense.

SECTION 5.  PROTECTION OF THE COMPANY

     (A) EXCLUSIVE SERVICES  During the term of his employment, the Executive
         ------------------
shall at all times devote his entire working time, attention, energies, efforts and skills to the business of the Company, and shall not, directly or indirectly, do anything to compete with the Company's present or contemplated business, nor will he plan or organize any competitive business activity.

     (B) CONFIDENTIAL INFORMATION  The Executive shall not, at any time during
         ------------------------
or after his employment with the Company, disclose or use, directly or indirectly, any Confidential Information of the Company (or any affiliated entity, hereinafter, collectively, the COMPANY), except as required by the performance of his duties hereunder. For the purposes of this Agreement, "Confidential Information" shall mean all information disclosed to the Executive, or known by him as a consequence of or through his employment with the Company, where such information is not generally known in the trade or industry, and where such information refers or relates in any manner whatsoever to the business activities of the Company. "Confidential Information" shall include Company and/or franchisee (a) business plans, research, know how, development and survey information, (b) customer, staff and other training manuals and policy manuals, (c) kitchen and building designs, procedures, and techniques, and (d) recipes developed and/or used by the Company. Upon termination of this Agreement, the Executive shall immediately return to the Company all of its property (including all Company related documents), and all copies thereof, including without limitation all Confidential Information which has been reduced to tangible form, in his possession, custody or control.

     (C) SOLICITATION OF EMPLOYEES  The Executive agrees that during the term of
         -------------------------
this Agreement, and for a period of twelve (12) consecutive months after termination of such employment for any reason, he shall not, except in the course of her duties hereunder, directly or indirectly induce or attempt to induce or otherwise counsel, advise, solicit or encourage any person to leave the employ of the Company or any person who at the time had left the employ of the Company within the previous six months to accept employment with any person or entity besides the Company.

     (D) NON-COMPETITION For a period of twelve (12) consecutive months after
         ---------------
the termination of Executive's employment with the Company for any reason other than a termination by the Company without cause as provided in Section 6(C), the Executive shall not, (i) engage in the "diner business" anywhere in the United States; (ii) engage in competition with the Company within a 10 mile radius of any Company owned or franchised facility or planned facility; or (iii) directly or indirectly, either individually or as a stockholder (other than a stockholder of less than 5% of a corporation the securities of which are traded on a national securities exchange), director, officer, partner, consultant, owner, employee, agent, or in any other capacity, work for, consult with or otherwise assist Movenpick (and all affiliates, subsidiaries and parent corporation) in the development of "diners". For purposes of this Agreement, the Executive shall be deemed to "engage in competition" with the Company if he shall directly or indirectly, either individually or as a stockholder (other than a stockholder of less than 5% of a corporation the securities of which are traded on a national securities exchange), director, officer, partner, consultant, owner, employee, agent, or in any other capacity, work for, consult with or otherwise assist any person or entity engaged in the same or similar business engaged in by the Company. For the purposes of this Agreement, "diners", the "diner business" and the business of the Company shall mean (i) any restaurant business with the word "Diner" in its name or logo, or which is commonly understood to be a diner; or
(ii) any moderately priced restaurant business whose menu and trade dress together are confusingly similar to that employed by Silver Diner restaurants. The Executive agrees that the restrictions imposed by the provisions of this Section are fair and reasonable considering the nature of the Company's business, and are reasonably required for the protection of the Company.

     (E) SPECIFIC PERFORMANCE  The Executive agrees that in the event of his
         --------------------
breach of any of the provisions of this Section, the remedies available at law to the Company would be inadequate and in lieu thereof or in addition thereto the Company shall be entitled to appropriate equitable remedies, including specific performance, attorneys fees and injunctive relief. In the event that a court of competent jurisdiction shall declare any provision or restriction contained in this Section to be unenforceable, the provisions of this section shall remain in full force and effect to the extent not so declared to be unenforceable, and the court shall be empowered to modify said unenforceable provision(s) as needed to make such provision(s) enforceable to the maximum extent permitted by law. In no event shall any such modifications increase the period of time or make the provisions contained in this Section 5 more restrictive.

SECTION 6.  TERMINATION

     (A)  AUTOMATIC TERMINATION  This Agreement shall terminate automatically
          ---------------------
upon the death of the Executive or the Executive's inability to perform the essential functions of his job due to an impairment or disability, and with or without a reasonable accommodation, for at least 180 consecutive days. In the event of a termination under this Section because of the Executive's death, all Company obligations to pay the Base Salary, Bonus and Medical Benefits shall cease as of the effective date of the termination, except as otherwise required by law. In the event of a termination under this Section because of the Executive's inability to perform the essential functions of his job, (i) the Executive's right to Base Salary and the Bonus shall cease as of the effective date of the termination, and (ii) the Company shall make the Medical Benefits available to the Executive for a period of eighteen (18) months following termination, the costs of which shall be paid by the Company for the first twelve (12) months of such period. If the Agreement is terminated pursuant to this Section, the Principal Balance of the Loan shall be extinguished, and all right, title and interest in the Secured Shares shall vest with the Maker (or his estate or heirs).

     (B)  FOR "CAUSE"  This Agreement may be terminated by the Company
          -----------
immediately for "Cause" for any one of the following reasons: (i) the active participation of Executive in materially gross and fraudulent conduct; or (ii) the conviction of Executive of a felony where imprisonment is imposed. Upon an event constituting "Cause", the Company shall deliver to the Executive written notice of such conduct and the Executive shall immediately be suspended from performing his duties for a period of 14 calendar days during which time the compensation and other benefits provided to Executive shall continue and the Executive shall have the opportunity to review the facts and circumstances surrounding such notice and to meet with the Company's Board of Directors. If, at the end of the 14-day suspension, the Company has not revoked the written notice, the termination shall become effective. In the event of a termination under this Section, (i) the Company's obligation to pay the Base Salary, Medical Benefits and Bonus shall cease immediately upon the termination; and (ii) the Principal Balance shall be extinguished, and all right, title and interest to the Secured Shares shall vest immediately with the Company.

     (C)  WITHOUT "CAUSE"  This Agreement may be terminated by the Company
          ---------------
immediately for any reason, with or without "Cause". If this Agreement is terminated by the Company without "Cause", (i) the Executive shall be entitled to the applicable Base Salary, Bonus, and Medical Benefits (at the Company's expenses), for a one (1) year period commencing with the effective date of the termination; and (ii) the Principal Balance of the Loan shall be extinguished and all right, title and interest in the Secured Shares shall vest with the Maker (or his estate or heirs).

     (D)  VOLUNTARY RESIGNATION   The Executive may terminate this Agreement at
         ----------------------
any time upon 60 days written notice. Upon receipt of such notice, the Company may, at its option, relieve Executive of any or all of his duties, or may terminate Executive immediately. If this Agreement is terminated by the Executive under this Section, (i) the Company's obligation to pay the Base Salary, Medical Benefits and Bonus shall cease immediately upon the termination; and (ii) the Principal Balance shall be extinguished, and all right, title and interest to the Secured Shares shall vest immediately with the Company.

     (E)  DUTIES FOLLOWING TERMINATION  Upon termination of employment and/or
          ----------------------------
this Agreement, the Executive shall cooperate with the Company, as reasonably requested by the Company, to effect a transition of Executive's responsibilities and to ensure that the Company is aware of all matters being handled by Executive. Except in any suit between the Executive and the Company, Executive shall also, upon reasonable notice, furnish such information and proper assistance to the Company as may be reasonably required by the Company in connection with any litigation in which it is or may become a party. Any suit between the Executive and the Company shall be subject to the rules of discovery in the jurisdiction in which the suit is pending.

SECTION 7.  MISCELLANEOUS

     (A) NON-WAIVER  The Company's failure at any time to require the
         ----------
performance by the Executive of any of the terms hereof shall in no way affect the Company's right thereafter to enforce the same, nor shall the waiver by the Company of the breach of any term hereof be taken or held to be a waiver of any succeeding breach.

     (B) SEVERABILITY  In the event that any provision of this Agreement
         ------------
conflicts with the law under which this Agreement is to be construed, or if any such provision is held invalid or unenforceable by a court of competent jurisdiction or an arbitrator, such provision shall be deleted from this Agreement and the Agreement shall be construed to give full effect to the remaining provisions thereof.

     (C) GOVERNING LAW  This Agreement shall be interpreted, construed and
         -------------
governed according to the laws of the State of Maryland, without regard to the principle of conflicts of laws thereof.

     (D) HEADINGS AND CAPTIONS  The paragraph headings and captions contained in
         ---------------------
this Agreement are for convenience only and shall not be construed to define, limit or affect the scope or meaning of the provisions hereof.

     (E) ENTIRE AGREEMENT  This Agreement contains and represents the entire
         ----------------
agreement of the parties and supersedes all prior agreements, representations or understandings, oral or written, express or implied with respect to the subject matter hereof. Neither this Agreement, nor any term of Executive's employment with the Company, may be modified or amended in any way unless in a writing signed by both the Executive and the Company's President. No representation, promise or inducement has been made by either party hereto that is not embodied in this Agreement, and neither party shall be bound or liable for any alleged representation, promise or inducement not specifically set forth herein.

     (F) ASSIGNMENT  This Agreement shall be binding upon and inure to the
         ----------
benefit of the parties hereto and their respective successors and assigns. The Executive shall not have any right to assign, delegate or transfer any duty or obligation to be performed by him hereunder to any third party, nor to assign or transfer the right, if any, to receive payments hereunder.

     (G) NOTICES  All notices required or permitted hereunder shall be in
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writing and shall be deemed properly given if delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, or sent by telegram, telex, telecopy or similar form of telecommunication, and shall be deemed to have been given when received. Any such notice or communication shall be addressed: (a) if to the Company, to Robert T. Giaimo, Silver Diner, Inc., 11806 Rockville Pike, Rockville, Maryland 20852; and a copy to Arnold Westerman, Esquire, Arent Fox Kintner Plotkin & Kahn, PLLC, 1050 Connecticut Avenue, N.W., Washington, D.C. 20036-5339, or (b) if to the Executive, to his home address at 4307 Pinetree Road, Rockville, Maryland 20853; or to such other address as the parties shall have furnished to one another in writing.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, to be effective as of the day and year first above written.

EXECUTIVE:                      SILVER DINER, INC.


                                     By:
--------------------------------         --------------------------------
Ype Von Hengst                           Robert T. Giaimo, President

Date:   November _____, 1998             Date:  November ___, 1998

                                   EXHIBIT A


                                PROMISSORY NOTE


$100,000                                                   November __, 1998

     Ype Von Hengst, a Maryland resident (MAKER), promises to pay to the order of Silver Diner, Inc. (the COMPANY), the principal sum of $100,000, plus interest on the unpaid principal balance thereof from time to time outstanding (the PRINCIPAL BALANCE) at the rate of 5.25% per annum before maturity, as set forth in this Promissory Note.

     SECTION 1  REFERENCE TO OTHER DOCUMENTS.

     This Promissory Note is issued pursuant to the Company's agreement to make a $100,000 loan to Maker (the LOAN), as set forth in a certain Employment Agreement dated as of the date hereof between the Maker and the Company (incorporated herein by reference). All capitalized terms used in this Note which are not otherwise defined herein shall have the meanings assigned to them in the Employment Agreement.

     SECTION 2  SECURITY.

     To secure his obligations hereunder, the Maker hereby grants the Company a security interest in 182,881 shares of his common stock in the Company (including any securities or property issued or issuable with respect to this common stock by reason of dividends, stock splits, reclassification, recapitalization, mergers, asset sales or any similar transaction) (SECURED SHARES) and agrees to transfer to the Company (i) all stock certificates evidencing his ownership of the Secured Shares and (ii) a stock power separate from certificate.

     SECTION 3  REPAYMENT OF PRINCIPAL BALANCE.

     (a) Principal and Interest. This Note shall be deemed repaid in full if
         -----------------------
the Maker complies with all terms of the Employment Agreement for the full Term contemplated by that Agreement. Provided the Maker complies with all terms of the Employment Agreement, $20,000, together with accrued and unpaid interest on the Note shall be paid by application of the Bonus for each year that Maker complies with the Employment Agreement.

     (b) Interest Calculations. Interest shall be calculated and accrue through
         ---------------------
the Maturity Date on the basis of a 365 day year and actual days elapsed.

     (c) Forgiveness of Debt. If the Employment Agreement is terminated by the
         --------------------
Company for "Cause" pursuant to Section 6(B) of the Employment Agreement, or through the voluntary resignation of Maker pursuant to Section 6(D), the Principal Balance shall be extinguished, and all right, title and interest to the Secured Shares shall vest immediately with the Company. If the Employment Agreement is terminated pursuant to Section 6(A), or by the Company without "Cause" pursuant to Section 6(C), the Principal Balance shall be extinguished, and all right, title and interest to the Secured Shares shall vest immediately with the Maker (or his estate or executors).

     (d) Prepayment. Except as provided in Section 3(c), the Maker may not
         -----------
prepay all or any part of the Principal Balance without the express written consent of the Chairman of the Board.

     (e) Release of Secured Shares. If the Chairman of the Board consents,
         --------------------------
Maker shall have the right to withdraw from the security granted hereby some of the Secured Shares; provided, however, that the aggregate fair market value of the Secured Shares remaining subject to the security interest granted hereby shall be equal to or greater than 125% of the remaining balance of this Note.

     SECTION 4  DEFAULT

The filing by Maker of a voluntary petition for relief in a case under the Bankruptcy Code or any state insolvency law, or the filing of an involuntary petition against Maker in a case under the Bankruptcy Code or any state insolvency law, shall constitute a default under this Promissory Note. In the event of such a default, all right, title and interest in the Secured Shares shall vest immediately with the Company.

     SECTION 5  NON-RECOURSE

Except as provided herein in Section 3(c), (i) the Maker shall have no personal liability for payment of the principal or interest under this Promissory Note;
(i) the Company agrees to enforce any right to payment hereunder solely against the Secured Shares; and (iii) the Company agrees to look solely to the Secured Shares in satisfaction of the payments due hereunder.

     SECTION 6  MISCELLANEOUS

     (a) Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered to the parties at the addresses set forth below (or to such other addresses as the parties may specify by due written notice to the other). Notices are other communications given by certified mail, return receipt requested, shall be deemed given 3 days after the date of mailing:

               Maker:    Ype Von Hengst
                         4307 Pinetree Road
                         Rockville, Maryland  20853

               Company:  Silver Diner, Inc.
                         11806 Rockville Pike
                         Rockville, Maryland  20852
                         Attn: Robert T. Giaimo

                         with a copy to:

                         Arent Fox Kintner Plotkin & Kahn, PLLC
                         1050 Connecticut Avenue, N.W.
                         Washington, D.C. 20036-5339
                         Attention: Arnold R. Westerman

     (b)   Waivers.  Waiver of any provision of this Promissory Note shall not
           --------
constitute a continuing waiver of any rights of the Company.

     (c)   Governing Law.  The validity, construction and enforceability of, and
           --------------
the rights and obligations of the Maker and the Company under this Promissory Note shall be governed by and construed and enforced in accordance with the laws of the State of Maryland without reference to the conflicts of laws provisions thereof.

     (d)   Binding.  The obligations and liabilities of Maker under this
           --------
Promissory Note shall be binding upon and enforceable against Maker and his successors and assigns, including but not limited any Chapter trustee appointed in the Maker in any bankruptcy matter.

     (e)   Negotiability.  The Company agrees not to assign, transfer or
           --------------
negotiate this Note without the written consent of the Maker.

                                        MAKER:

Date:   November __, 1998               ____________________________________
                                        Ype Von Hengst



This is to certify that this Promissory Note from Maker to Company was executed by the same in my presence:

     Dated this __ day of November, 1998.


                                        ____________________________________
                                        Notary Public

My Commission expires:
[SEAL]